EXHIBIT 10.2
FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 11, 2011, is by and among PRIMO WATER CORPORATION, a Delaware corporation (the “Company”), the other Borrowers identified on the signature pages hereto (together with the Company, collectively the “Borrowers”), the Guarantors identified on the signature pages hereto (collectively, the “Guarantors”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 10, 2010 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Company has informed the Administrative Agent that it intends to acquire (the “Acquisition”) certain assets relating to single-serve cold carbonated beverages and consumable flavor cups from Omnifrio Beverage Company, LLC (the “Seller”) for an aggregate purchase price of approximately $13,150,000, pursuant to the terms of the Asset Purchase Agreement attached hereto as Exhibit A;
WHEREAS, the Acquisition does not meet the requirements of a Permitted Acquisition and therefore is not permitted pursuant to the terms of Section 6.4(b) of the Credit Agreement;
WHEREAS, the Credit Parties have requested that the Required Lenders (a) consent to the Acquisition and (b) amend certain provisions of the Credit Agreement; and
WHEREAS, the Required Lenders are willing to consent to the Acquisition and to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
CONSENT
1.1 Consent. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby consent to the Acquisition (the “Consent”), so long as (a) the aggregate purchase price paid by the Credit Parties in connection with the Acquisition does not exceed $13,150,000 (subject to adjustments as agreed in the Asset Purchase Agreement) and (b) no more than 55% of the purchase price shall paid in cash. It is understood and agreed that the aggregate purchase price paid by the Company to the Seller in connection with the Acquisition shall not count against the $2,500,000 or the $5,000,000 acquisition baskets contained in clause (vii) of the definition of Permitted Acquisition and that the Acquisition shall in all other respects constitute a “Permitted Acquisition” for purposes of the Credit Agreement, including, without limitation, for purposes of Section 1.3 of the Credit Agreement, but the Company shall comply with the other requirements contained in such definition (after giving effect to this Amendment).
1.2 Effectiveness of Consent. This Consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Documents, except as specifically modified or waived by this Consent, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
2.1 Amendment to Section 5.9(a). The Total Leverage Ratio grid contained in Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
Closing Date through and including December 31, 2010	3.50 to 1.00
January 1, 2011 through and including March 31, 2011	3.25 to 1.00
April 1, 2011 through and including June 30, 2011	3.50 to 1.00
July 1, 2011 through and including September 30, 2011	2.75 to 1.00
October 1, 2011 and thereafter	2.50 to 1.00

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2.2 Amendment to Section 5.9(b). The Consolidated EBITDA grid contained in Section 5.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Amount
Twelve month period ending December 31, 2010	$6,500,000
Twelve month period ending March 31, 2011	$7,500,000
Twelve month period ending June 30, 2011	$9,000,000
ARTICLE III
TREATMENT OF CULLIGAN ACQUISITION
Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby agree that (i) the acquisition by the Company of approximately 643 retail exchange accounts from Culligan of Canada, Ltd. for an aggregate purchase price of approximately $5,300,000 CDN, consummated on March 8, 2011, which had been permitted by the Required Lenders pursuant to that certain Consent dated as of March 1, 2011 shall be considered a “Permitted Acquisition” solely for purposes of Section 1.3 of the Credit Agreement and (ii) clause (v) of the definition of “Consolidated EBIT” shall include up to $619,000 in add-backs relating to the Culligan Canada Acquisition.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
4.1 Closing Conditions. This Amendment shall be deemed effective as of the date first above written (the “Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):
(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.
(b) Default. After giving effect to this Amendment, no Default or Event of Default shall exist.
(c) Permitted Acquisition Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit 1.1(f) to the Credit Agreement, executed by an Authorized Officer of the Company certifying that the Acquisition complies with the requirements of the Credit Agreement (other than the acquisition baskets contained in clause (vii) and the EBITDA requirement contained in clause (v) of the definition of Permitted Acquisition).
(d) Fees. The Administrative Agent shall have received from the Company, for the account of each Lender that executes and delivers a signature page to the Administrative Agent by 5:00 p.m. (EST) on or before March 31, 2011 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), a consent fee in an amount equal to 100 basis points on the aggregate Revolving Commitments of such Consenting Lender (prior to giving effect to this Amendment).
(e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

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ARTICLE V
MISCELLANEOUS
5.1 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d) The representations and warranties set forth in Article III of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.
(g) The Credit Party Obligations are not reduced by this Amendment and are not subject to any offsets, defenses or counterclaims.
5.2 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
5.3 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

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5.4 Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
5.5 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
5.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
5.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
5.8 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
5.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
5.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.11 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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PRIMO WATER CORPORATION
AMENDMENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY:	PRIMO WATER CORPORATION, a Delaware corporation
	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

SUBSIDIARY BORROWERS:	PRIMO PRODUCTS, LLC, a North Carolina limited liability company
	By:	Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

PRIMO DIRECT, LLC, a North Carolina limited liability company
	By:	Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

PRIMO REFILL, LLC, a North Carolina limited liability company
	By:	Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

PRIMO ICE, LLC, a North Carolina limited liability company
	By:	Primo Water Corporation, Manager

	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

GUARANTORS:	None.

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Required Lenders

	By:	/s/ James R. Myers
		Name:	James R. Myers
		Title:	SVP

LENDERS:	BANK OF AMERICA, N.A., as a Lender
	By:	/s/ J. Thomas Johnson, Jr.
		Name:	J. Thomas Johnson, Jr.
		Title:	Senior Vice President

LENDERS:	BRANCH BANKING & TRUST COMPANY, as a Lender
	By:	/s/ Benjamin S. Staton II
		Name:	Benjamin S. Staton II
		Title:	Vice President